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                                                                    EXHIBIT 10.1

                                                CONFIDENTIAL TREATMENT REQUESTED



                       NETSCAPE COMMUNICATIONS CORPORATION

                    U.S. ENGLISH-LANGUAGE NET SEARCH PROGRAM

                       PREMIER PROVIDER SERVICES AGREEMENT



OBJECTIVE: To direct users of a Netscape client software Internet browser product (including the Netscape Navigator 2.x and subsequent versions of Netscape client software) ("BROWSER") to U.S. English-language Internet search and directory services.



TERMS AND CONDITIONS:

1. PREMIER PROVIDER. The entity ("PREMIER PROVIDER") named on the signature page to this agreement ("AGREEMENT") will be a premier search and directory service for the U.S. English-language HTML page accessible by the public via the Internet at the Universal Resource Locator ("URL") http://home.netscape.com/home/internet-search, or such other URL as Netscape may designate from time to time in writing (the "PAGE"). The Page is part of the collection of U.S. English-language HTML documents accessible by the public via the Internet at the URL http://home.netscape.com and/or at such other URL or URL's as Netscape may designate ("NETSCAPE'S U.S. ENGLISH-LANGUAGE WEB SITE"). The Page may also be accessed by Internet users of the Netscape-distributed English-language version of the Browser by pressing or "clicking" on the Net Search Button, by visiting the Page by way of a bookmark pre-loaded in certain versions of the Browser toolbar as described herein, or such other methods as Netscape may specify from time to time. Notwithstanding the foregoing, Netscape reserves the right to determine other means whereby users may access pages which provide Internet search and directory services on Netscape's U.S. English-language Web Site including, but not limited to, through the use of mirror sites and pointers based on a user's IP address, and which pages are separate and distinct from the Page described in this Agreement.


2. PREMIER PERIOD. Netscape will maintain the Premier Graphic, as defined below, on the Page for the following one-year period ("PREMIER PERIOD"):


               From:   May 1, 1997


               Until:   April 30, 1998


3. SERVICES PROVIDED BY NETSCAPE.

        3.1. Premier Graphic. The Premier Provider will supply Netscape with HTML and/or GIF files, or files of such other format as may be designated from time to time in writing by Netscape, which conform to the specifications in Exhibit A ("PREMIER GRAPHIC") which Netscape will place on the Page during the Premier Period. Premier Provider shall retain all right, title and interest in and to the Premier Graphic (including the copyright ownership thereof), and Premier Provider hereby grants Netscape a royalty-free worldwide license, without payment or other charge therefor, to use, display, perform, reproduce and distribute the Premier Graphic, and such other licenses with respect to the Premier Graphic necessary to fulfill the intention of this Agreement. The Premier Graphic shall contain a functional search field and, if available, directory tree. The specifications of the Premier Graphic and its placement on the Page are set forth on Exhibit A hereto, and Premier Provider's compliance with the content as well as the technical, visual and functional specifications set forth in Exhibit A are a material obligation of Premier Provider under this Agreement. Netscape may, upon notice to Premier Provider, revise Exhibit A, provided that the Premier Graphics for each of the participants in this U.S. English-language Net Search Program -- Premier Provider shall remain the largest and most prominent category of search graphics on the Page, shall remain equivalent in size for each of the Premier


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Providers, and shall not differ substantially, including, without limitation, any reduction in the size of the Premier Graphic, from the current specifications for the Premier Graphics set forth in Exhibit A.

        3.2. Stack. Netscape will produce the Page as set forth on Exhibit A. The Premier Graphic of each of the services appearing in the Premier Provider category will appear to be overlapped in a stack (the "STACK"). A Premier Graphic will be accessible by the end user by pressing or "clicking" on a tab for the relevant Premier Provider's service. Netscape will produce the Page such that when an end user presses or "clicks" on hypertext links ("PREMIER LINKS") placed by Premier Provider on the Premier Graphic, the end user's Browser will access Premier Provider's applicable HTML pages located at the applicable URL's ("PREMIER URL'S") for such pages on the collection of English-language HTML documents Premier Provider maintains as its primary web site whose home page is located at the URL http://www.excite.com ("PREMIER PROVIDER'S WEB SITE").

        3.3. Rotation. Netscape will rotate the display of Premier Graphics which will appear on the top of the Stack when the Page is served to an end user who has not selected a Premier Graphic as a default, as described in Section
3.4. Subject to the provisions of Section 3.4, Premier Provider's Premier Graphic will appear on the top of the Stack [***********] ("ROTATION PERCENTAGE") of the time in which the Page is served up to end users who have not selected a particular Premier Graphic or selected a default Premier Graphic when accessing the Page. Premier Provider acknowledges that the above-stated rotation percentage is an annualized target. Netscape shall use reasonable commercial efforts to serve up the Premier Graphic at such rotation frequency with a [************************************] throughout the Premier Period.

        3.4. End User Default. Netscape shall produce the Page such that the end user may select which Premier Graphic, or the premier graphic supplied by certain marquee providers participating in the Net Search Program, the end user would prefer to have served on the top of the Stack. If an end user selects a default Premier Graphic, the Premier Graphic selected by the end user will be served on top of the Stack when that end user accesses the Page. If an end user has elected to have a particular Premier Graphic appear on top of the Stack on a default basis, the other Premier Graphics will not appear on the top of the Stack unless selected by the end user.

        3.5. Alphabetical Listing. Premier Provider will supply Netscape with text describing Premier Provider's search service ("Alphabetical Text"), which shall be no more than fifty (50) words in length and which Alphabetical Text Netscape may edit in Netscape's sole discretion. (The Alphabetical Text together with Premier Provider's name are collectively referred to herein as the "ALPHABETICAL LISTING"). During the Premier Period, Netscape will place the Alphabetical Listing on an HTML page linked to the Page and which linked HTML page lists Internet search services (the "ALPHA PAGE"). Netscape will produce the Alpha Page such that when an end user presses or clicks on a link ("ALPHABETICAL LINK") embedded in the Alphabetical Listing, the end user's Browser will access Premier Provider's applicable HTML page located at the applicable URL for such page on Premier Provider's Web Site ("ALPHABETICAL URL"). Premier Provider hereby grants Netscape a worldwide license to use, display, perform, reproduce and distribute the Alphabetical Listing, Alphabetical Link and Alphabetical URL and such other licenses with respect to the Alphabetical Listing, Alphabetical Link and Alphabetical URL necessary to fulfill the intention of this Agreement.

        3.6. Page Specifications. The specifications of the Premier Graphic, the Stack, the Alphabetical Listing and their placement on the Page and Alpha Page are set forth on Exhibit A hereto; provided however, that Netscape may, within reasonable limits and upon notice to Premier Provider, (i) change the location of the Stack on the Page, the Premier Graphic or the Alphabetical Listing on the Page or Alpha Page, (ii) redesign or reconfigure the Stack, the Page, the Alpha Page, Netscape's U.S. English-language Web Site, and/or the manner in which an end user interacts with any of the pages of Netscape's U.S. English-language Web Site, or (iii) revise


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.





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Exhibit A, with the changes described in (i), (ii) and (iii) of this sentence to apply to all Premier Providers equally, and Premier Provider shall promptly, and in any event, within no more than thirty (30) days following receipt of the notice, supply Netscape with a revised Premier Graphic and Alphabetical Listing which conform to the specifications of the revised Exhibit A. In the event that Netscape revises Exhibit A and Premier Provider must supply conforming materials, such conforming materials shall be received by Netscape and fully functional within five (5) days (excluding holidays) prior to the revised
Premier Graphic, Stack or Alphabetical Listing being posted on Netscape's U.S. English-language Web Site. If Netscape has not received such revised and conforming materials within such five (5) day time period described above, or if the materials supplied by Premier Provider do not function in accordance with the specifications set by Netscape, then Netscape shall either (i) post previous versions of Premier Provider's supplied materials, or (ii) make such changes as necessary to bring the materials into conformity with the new specifications, until such time as the specifications of Exhibit A are again revised. The schedule of planned updates for the Page are set forth in Exhibit E, as such Exhibit E may be revised from time to time.

        3.7. Update of Premier Graphic. Premier Provider may elect to revise or update its Premier Graphic, provided that such Premier Graphic complies with the specifications of Exhibit A. Netscape shall provide Premier Provider with a schedule of material due dates and planned Page updates.

        3.8. Emergency Engineering Support. Netscape will provide, free of charge, up to an aggregate of one (1) hour per month of emergency engineering support services time per update to help Premier Provider service any newly revised Premier Graphic(s) so that the Premier Graphic complies with the new specifications. Netscape will use reasonable commercial efforts promptly to remedy any material malfunctioning of the tabbing mechanism for the Premier Graphics, any material misplacement of the Alphabetical Listing or any material malfunctioning of the Premier Links or Alphabetical Link under the control of Netscape, provided Premier Provider will fully cooperate with Netscape to remedy any such material malfunctioning or misplacement, and provided further that Netscape shall not incur liability for any failure to remedy such material malfunctioning or misplacement if such remedy is not within the reasonable control of Netscape. Premier Provider may report malfunctions to Netscape at the email address srchprod@netscape.com. Notwithstanding the foregoing, Netscape has no obligation to perform services in connection with malfunctions resulting from software not supplied by Netscape.


4.  ADDITIONAL PREMIER PROVIDER BENEFITS.

        4.1. Advertising Services. During the Premier Period, Netscape will provide Premier Provider with total advertising services valued at the level set forth in Section 7.1(i). During the Premier Period, Premier Provider may purchase additional advertising on Netscape's U.S. English-language Web Site for advertising that will run during the Premier Period for the service of Premier Provider at a discount of [**********] off Netscape's then standard rates for such advertising. Premier Provider shall execute Netscape's Sponsorship Agreement, a copy of which is attached as Exhibit C, with respect to postings of Premier Provider's advertisement ("PREMIER PROVIDER'S ADVERTISEMENT"). Premier Provider and Netscape shall mutually agree to the schedule and the placement of Premier Provider's Advertisement on Netscape's U.S. English-language Web Site. Premier Provider shall supply Netscape with the graphic files and other materials and information within the timeframes and as set forth in the specifications of the applicable Netscape advertising program and as reasonably requested by Netscape to produce the Premier Provider's Advertisement. Premier Provider's Advertisement shall not contain any Internet search functionality as such Premier Provider's Advertisement is served to end users.

        4.2. Limit on Premier Providers. Netscape shall limit the number of companies whose tabs appear on the Stack at any one time to a total of five
(5) entities.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.





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        4.3. Preset Bookmark. Netscape shall include a graphic HTML link to
Premier Provider's URL ("PREMIER PROVIDER'S BOOKMARK") in the bookmark section of the Netscape Communicator client software versions 4.x. Premier Provider hereby acknowledges that Premier Provider's Bookmark, although preset in the shipping version of the Netscape Communicator 4.x distributed by Netscape, may be reconfigured, customized or deleted by an end user. Should a user upgrade their version of the Communicator, the bookmarks which the user has loaded at the time of the upgrade will be carried forward and installed as part of the upgraded Communicator software.

        4.4. Infoblock. Premier Provider shall be accorded consideration for the possible inclusion of Premier Provider's service as a default "Infoblock", or similar opportunity, in Netscape's Constellation client software, subject to terms and conditions as Netscape may determine in its sole discretion.


5.  EXPOSURE GUARANTEE

        5.1. Occurrence of Exposures. An exposure ("EXPOSURE") occurs upon the serving up to an end user of: (i) Premier Provider's Premier Graphic on the top of the Stack, (ii) Premier Provider's Web Site in conjunction with a search query executed by an end user through entering the search terms in the URL window of the Browser, (iii) Premier Provider's Web Site as a result of an end user clicking on a link (excluding Premier Links) to Premier Provider's Web Site on Netscape's U.S. English-language Web Site, (iv) the page on Premier Provider's Web Site linked to Premier Provider's Bookmark (the "BOOKMARKED PAGE") in conjunction with the program described in this Agreement, (v) Premier Provider's Web Site as a result of an end user clicking on or performing a search through a Disabling Device (as defined below), or (vi) other Premier Provider content as a consequence of an end user accessing a promotional page on Netscape's U.S. English-language Web Site if the parties agree that such promotional page traffic shall constitute an Exposure. The Premier Graphic may be served on the top of the Stack to an end user by the following means: (i) the Premier Graphic appears as part of the Stack rotation, as described in Section 3.3, (ii) the Premier Graphic has been set as an end user's default selection, as described in Section 3.4, and (iii) an end user selects or clicks on the Premier Graphic tab in the Stack.

        5.2. Minimum Guaranteed Exposures. Netscape a total of
[******************************] Exposures (such number of Exposures being referred to as the "MINIMUM GUARANTEED EXPOSURES") during the Premier Period.

        5.3. Make-Good. If, at the end of the Premier Period, Premier Provider's content has not, in the aggregate, received total Exposures equal to or greater than the Minimum Guaranteed Exposures, and provided that Premier Provider has complied with its obligations hereunder, Netscape will:
[*******************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
*************************************************************].

        5.4.
        [***********************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
*************************************************************************]

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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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6.  PREMIER PROVIDER OBLIGATIONS. In addition to the other obligations set forth herein, Premier Provider shall:

        6.1. Netscape Now. Display the "Netscape Now" button [****************************] of Premier Provider's [***********] on Premier
Provider's Web Site, on any
[***********************************************************************], and
use best efforts to include the following statement (or a statement designated by Netscape and generally used by Netscape as a successor to the following statement or in connection with any successor program to Netscape's Netscape Now program) next to the Netscape Now button: "This site is best viewed with Netscape Navigator 3.0. Download Netscape Now!" (or such higher non-beta version as is then available). Premier Provider will produce the page such that when an end user presses or clicks on the Netscape Now button (or such other button used in connection with any successor program to the Netscape Now program), the end user's Internet client software will access the applicable HTML page located at a URL supplied by Netscape. On any page on which the Netscape Now button, or a successor button, is displayed, the Netscape Now button shall be [***********************************] and
[*****************************************] than the virtual button or other graphic
[**********************************************************************].
Premier Provider shall use reasonable commercial efforts promptly to remedy any misplacement of the Netscape Now button on its home page or other pages or any malfunctioning of the button, provided Netscape will fully cooperate with Premier Provider to remedy any such misplacement or malfunctioning, and provided further that Premier Provider shall not incur liability for any failure to remedy such misplacement or malfunctioning if such remedy is not within the reasonable control of Premier Provider. In the event that Netscape replaces the Netscape Now program with a successor program, Netscape shall advise Premier Provider and Premier Provider shall produce the page to conform to such successor program, provided Premier Provider's obligations under such successor program shall not be materially increased. Netscape hereby grants Premier Provider a nonexclusive, nontransferable, nonassignable, nonsublicensable license to perform and display the Netscape Now button directly in connection with fulfilling the foregoing obligation. Premier Provider's use of the Netscape Now button shall be in accordance with Netscape's reasonable policies regarding advertising and trademark usage as established from time to time by Netscape, including the guidelines of the Netscape Now Program published on Netscape's U.S. English-language Web Site. Premier Provider acknowledges that the Netscape Now button is a proprietary logo of Netscape and contains Netscape's trademarks. In the event that Netscape determines that Premier Provider's use of the Netscape Now button is inconsistent with Netscape's quality standards, then Netscape shall have the right to suspend immediately such use of the Netscape Now button. Premier Provider understands and agrees that the use of the Netscape Now button in connection with this Agreement shall not create any right, title or interest in or to the use of the Netscape Now button or associated trademarks and that all such use and goodwill associated with the Netscape Now button and associated trademarks will inure to the benefit of Netscape. Premier Provider agrees not to register or use any trademark that is similar to the Netscape Now button. Premier Provider further agrees that it will not use the Netscape Now button in a misleading manner or otherwise in a manner that could tend to reflect adversely on Netscape or its products. If Premier Provider fails to honor the commitment set forth in this Section 6.1, Netscape shall be relieved of its obligations described in Section 5.3;

        6.2. Server Software. [***********] current version of Netscape core Web server software product (currently comprised of Netscape Enterprise Server and Netscape FastTrack Server) to maintain Premier Provider's Web Site and, if requested, provide Netscape of evidence of such use. Netscape will provide Premier Provider with "Expert-Expert" product support, as described in Exhibit F, free of charge for any Netscape software deployed by Premier Provider in accordance with this obligation;

        6.3. Site Features. [********] HTML Frames, layers, dynamic HTML pages, Java, JavaScript or the then current client software technology (or subsequent features displayable by

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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

the Browser, within the beta testing period of the availability of such features) ("SITE FEATURES") for display with those Internet software clients capable of displaying the Site Features on (i) the Premier Provider's Web Site, provided that Premier Provider shall use reasonable commercial efforts to implement the Site Features on Premier Provider's Web Site in a location and in a fashion as Netscape may agree, and (ii) at least one (1) HTML page located at each Premier URL (or on an HTML page located further down the directory tree from the page located at the Premier URL; provided Premier Provider will use reasonable efforts to implement the Site Features as high in such directory tree structure as possible), and, where appropriate, on all other HTML pages of Premier Provider's primary Web site; provided Premier Provider shall not be required to implement the Site Features on pages of any secondary Web site of Premier Provider that Premier Provider is required to construct to satisfy Premier Provider's obligations under any third party contract existing as of the date of this Agreement. Netscape shall use reasonable commercial efforts to help Premier Provider implement changes in order to comply with new Site Features;

        6.4. Mailto Link. Include on the page served to an end user in conjunction with the results of the end user's search query a "mailto" link which users of Premier Provider's service can use to direct questions or help requests to Premier Provider. Netscape shall also include such a "mailto" link on the Page. Premier Provider will use reasonable efforts to reply promptly, but in any event within one (1) week, to any such question or help request; and

        6.5. Disabling Devices. Premier Provider agrees to establish and maintain controls and procedures sufficient to timely and accurately [*************************************************]. In the event that the
[***********************************] in any
[***************************************************] that the Page is served up to end users [*********************************]. For purposes of this
Agreement, the term "DISABLING DEVICE" shall mean any means or functionality provided, directly or indirectly pursuant to an agreement between Premier Provider and a third party (other than an on-line end user agreement that accompanies such means or functionality), by Premier Provider which (i) alters or modifies, or enables end users to alter or modify, the Browser standard user interface or configuration (other than Browsers that are altered or modified by third parties to accommodate search functionality and that have been granted the right by Netscape to make such alterations or modifications), (ii) disables any functionality of the Browser (other than search functionality of Browsers that is disabled by third parties that have been granted the right by Netscape to disable such search functionality), or (iii) modifies the functioning of pages served from Netscape's U.S. English-language Web Site; provided that a Disabling Device shall not include any such means or functionality implemented by an end user prior to the Premier Period.

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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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7.  PAYMENT TO NETSCAPE.

        7.1. Payment. For the benefits and services provided by Netscape to Premier Provider for the one (1) year Premier Period, Premier Provider shall pay Netscape a total of [********] (the "PAYMENT") comprised of the following:

         [*********************************************************************

         **********************************************************************

         **********************************************************************

         **********************************************************************

         **********************************************************************

         **********************************************************************]

        7.2 Timing of Payment. Premier Provider shall pay the Payment as follows:

               [*********] upon the execution of this Agreement;

               [*********] no later than June 30, 1997;

               [*********] no later than September 30, 1997;

               [*********] no later than December 31, 1997; and

               [*********] no later than March 31, 1998.

        7.3. Overage Payments. If, during the Premier Period, the number of Premier Provider's Exposures exceeds the number of Minimum Guaranteed Exposures, Premier Provider shall remit to Netscape additional payments ("OVERAGE PAYMENTS") equal to [***************************] Exposures received in excess of the Minimum Guaranteed Exposures, subject to the terms of Section 7.4. Netscape shall invoice Premier Provider on a quarterly basis for such Overage Payments. Premier Provider shall remit to Netscape [**************************] of such Overage Payment (the "PAYABLE PORTION") within thirty (30) days of receipt of such invoice and Premier Provider shall immediately grant to Netscape a credit, for application against the cost of Netscape's participation in advertising programs on Premier Provider's Web Site in accordance with Section 7.7, equal to [*******************] of such Overage Payment (the "CREDIT PORTION").

        7.4. Payment Cap. Notwithstanding the foregoing, the total amount payable by Premier Provider to Netscape as described in this Section 7 shall not exceed [******************************************] (the "PAYMENT CAP")
including all amounts due under Section 7.1 and Section 7.3; [*******************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
*********************].

        7.5. Interest. Any portion of the Payment or the Overage Payments which has not been paid to Netscape within the applicable time set forth above shall bear interest at the lesser of (i) one percent (1%) per month, or (ii) the maximum amount allowed by law.

        7.6. No Taxes. All payments due hereunder are exclusive of any applicable taxes. Premier Provider shall be responsible for all applicable national, state and local taxes, value added or sales taxes, exchange, interest, banking, collection and other charges and levies and assessments pertaining to payments other than U.S. taxes based on Netscape's net income. If

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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Premier Provider is required by law to make any deduction or to withhold from any sum payable to Netscape by Premier Provider hereunder, (i) Premier Provider shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Premier Provider upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding.

        7.7. Credit against Payment. Premier Provider shall provide Netscape with committed advertising inventory and services valued at [********************************************************] as such inventory and services are valued based on Premier Provider's advertising rate card, and Netscape will provide to Premier Provider a credit of a total of [********************************************************] off the Payment
otherwise due under this Agreement, as such credit is determined by the value of the advertising services Netscape receives from Premier Provider based on Premier Provider's advertising rate card. Such advertising inventory and services shall be mutually agreed upon by the parties including placement and available advertising key words or other value added targeting services.


8.      USAGE REPORTS.

        8.1. Provide Usage Reports. Netscape and Premier Provider will each provide the other, via email to the email address set forth below, with usage reports ("USAGE REPORTS") containing the information and in the format set forth in Exhibit B hereto. The Usage Reports shall cover each one-month time period of the Premier Period, and the parties shall use reasonable commercial efforts to deliver the Usage Reports within fifteen (15) days following the end of each month. If, due to technical problems, a party is unable to provide any portion of a Usage Report in any given month, the previous month's Usage Report data will be substituted as a proxy for the unavailable data. The parties may, by mutual written agreement, alter the content and format of the Usage Reports.

        8.2. No Liability. NETSCAPE AND PREMIER PROVIDER WILL USE REASONABLE COMMERCIAL EFFORTS TO ENSURE THE TIMELY DELIVERY, ACCURACY AND COMPLETENESS OF THE USAGE REPORTS, BUT NEITHER PARTY WARRANTS THAT THE USAGE REPORTS WILL CONFORM TO ANY PUBLISHED NUMBERS AT ANY GIVEN TIME. NEITHER PARTY SHALL BE HELD LIABLE FOR ANY CLAIMS AS THEY RELATE TO SAID USAGE REPORTS.


9.      TERMINATION.

        9.1.   Methods of Termination.

               a. Termination on Breach. Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for fifteen (15) days following notice to the breaching party of the breach or as otherwise provided in Section 10.

               b. Termination for Convenience. Premier Provider may terminate this Agreement for its convenience ("TERMINATION FOR CONVENIENCE") upon sixty
(60) prior written notice to Netscape.

        9.2. Effect of Termination. Except as specifically provided otherwise in this Agreement, upon termination of the Agreement, all rights and obligations hereunder shall cease and each party will promptly and at the direction of the other party, either return or destroy, and will not take or use, any items of any nature that belong to the other party and all items containing or related to Confidential Information of the other party. Notwithstanding the

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

foregoing, (a) if this Agreement is terminated by Premier Provider other than as a Termination for Convenience, or is terminated by Netscape because of a breach by Premier Provider, Premier Provider shall remain liable for the value of the payments which are due or, but for the breach, would otherwise become due and payable under the terms of this Agreement, and (b) if this Agreement is terminated by Premier Provider as a Termination for Convenience, Premier Provider shall remain liable for the value of the payments which are due or would otherwise become due and payable under the terms of this Agreement. The following provisions shall survive the expiration or termination of this Agreement for any reason: Section 7.6 (No Taxes), Section 8.2 (No Liability),
Section 9.2 (Effect of Termination), Section 11 (Responsibility), Section 12 (Limitation of Liability), and Section 13 (General).


10. RIGHT TO REFUSE. Netscape will have the right to review the contents and format of the Premier Graphic, the Alphabetical Listing, the Bookmarked Page and Premier Provider's Advertisement. If Netscape, in its sole discretion, at any time determines that the Premier Graphic, the Alphabetical Listing, the Bookmarked Page or Premier Provider's Advertisement contains any material, or presents any material in a manner that Netscape deems inappropriate for any reason, Netscape will inform Premier Provider of the reason Netscape has made such determination and may (i) refuse to include the Premier Graphic or the Alphabetical Listing in the Page or Premier Provider's Advertisement on Netscape's U.S. English-language Web Site, and/or (ii) immediately terminate this Agreement if Premier Provider has not revised to Netscape's reasonable satisfaction the Premier Graphic, the Alphabetical Listing, the Bookmarked Page or Premier Provider's Advertisement within one (1) business day of written notice from Netscape. If Netscape, in its sole discretion, at any time determines that the Premier Provider's Web Site contains any material, or presents any material in a manner, that Netscape deems inappropriate for any reason, Netscape may immediately terminate this Agreement upon notice to Premier Provider. Netscape reserves the right to refuse to include in the Page any Premier Graphic, or any Alphabetical Listing in the Alpha Page, that does not completely conform to the specifications set forth in Exhibit A, and any Premier Provider's Advertisement that does not completely conform to the specifications of the applicable advertising program.


11. RESPONSIBILITY. Premier Provider is solely responsible for any legal liability arising out of or relating to (i) the Premier Graphic, the Alphabetical Listing, Premier Provider's Bookmark, the Bookmarked Page and Premier Provider's Advertisement, and/or (ii) any material to which users can link through the Premier Graphic, the Alphabetical Listing, Premier Provider's Bookmark, the Bookmarked Page and Premier Provider's Advertisement. Premier Provider represents and warrants that it holds the necessary rights to permit the use of the Premier Graphic, the Alphabetical Listing, the Premier URL, the Alphabetical URL, the Premier Links, the Alphabetical Link, Premier Provider's Bookmark, the Bookmarked Page and Premier Provider's Advertisements by Netscape for the purpose of this Agreement; and that the permitted use, reproduction, distribution, or transmission of the Premier Graphic, the Alphabetical Listing, Premier Provider's Bookmark, the Bookmarked Page, Premier Provider's Advertisements and any material to which users can link through the Premier Graphic, Alphabetical Listing, Premier Provider's Bookmark, the Bookmarked Page and Premier Provider's Advertisements will not violate any criminal laws or any rights of any third parties, including, but not limited to, infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity, or otherwise violate any applicable local, state, national or international law. Premier Provider agrees to indemnify Netscape and to hold Netscape harmless from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by Netscape, arising out of or related to Premier Provider's breach of any of the foregoing representations and warranties.

12. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER (EXCEPT FOR DAMAGES OR ALLEGED DAMAGES ARISING UNDER SECTION 11) WHETHER IN CONTRACT OR TORT OR ANY OTHER LEGAL THEORY IS LIMITED TO AND SHALL NOT EXCEED THE PAYMENT DUE FROM PREMIER PROVIDER HEREUNDER.


13.     GENERAL.

        13.1. Governing Law. This Agreement shall be subject to and governed in all respects by the statutes and laws of the State of California without regard to the conflicts of laws principles thereof. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue.

        13.2. Entire Agreement. The parties agree that by signing this Agreement, the Net Search Program - Premier Provider agreement between the parties dated March 8, 1996, as amended, (the "1996 Net Search Agreement") shall be terminated, and any outstanding rights, duties or obligations between the parties as described in the 1996 Net Search Agreement shall be extinguished. This Agreement shall be the sole recital of the rights, duties and obligations of the parties with respect to Netscape's U.S. English-language Web Site and Premier Provider participation in the Net Search Program and shall supersede and replace in its entirety the U.S. English-Language Net Search Program - Premier Provider Services Agreement entered into between the parties on March 17, 1997. This Agreement, including the exhibits and attachments referenced on the signature page hereto, constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

        13.3. Assignment. Premier Provider may not assign any of its rights or delegate any of its duties under this Agreement, or otherwise transfer this Agreement (by merger, operation of law or otherwise) without the prior written consent of Netscape. Any attempted assignment, delegation or transfer in derogation hereof shall be null and void.

        13.4. Notices. All notices required or permitted hereunder shall be given in writing addressed to the respective parties as set forth below and shall either be (i) personally delivered, (ii) transmitted by postage prepaid certified mail, return receipt requested, or (iii) transmitted by nationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after deposit in mail or express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The addresses for the parties are as follows:

        Premier Provider:                    Netscape:

        Excite, Inc.                         Netscape Communications Corporation

                                             501 East Middlefield Road
        ------------------------------
                                             Mountain View, CA 94043
        ------------------------------
                                             Fax: (415) 528-4123
        ------------------------------
        Attn: General Counsel                Attn: General Counsel


        13.5. Confidentiality. All disclosures of proprietary and/or confidential information in connection with this Agreement as well as the contents of this Agreement shall be governed by the terms of the Mutual Confidential Disclosure Agreement either entered into previously by the parties or entered into concurrently with this Agreement, a copy of which is attached hereto as Exhibit D. The information contained in the Usage Reports provided by each party hereunder shall be deemed the Proprietary Information of the disclosing party. Notwithstanding the foregoing, Netscape may, in its sole discretion, make publicly available client software market share information contained in the Usage Reports submitted by Premier Provider, provided that Netscape shall not indicate that Premier Provider is the source of the information.

        13.6. Force Majeure. Neither party will be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

        13.7. Waiver. The waiver, express or implied, by either party of any breach of this Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.

        13.8. Headings. The headings to the Sections and Subsections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

        13.9. Independent Contractors. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

        13.10. Severability. In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect.

        13.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

The parties have duly executed this Agreement as of the later of the two (2) dates set forth below.


 PREMIER PROVIDER:                           NETSCAPE:

 EXCITE, INC.                                NETSCAPE COMMUNICATIONS CORPORATION

 By:  /s/ Robert C. Hood                     By:  /s/ Jennifer Bailey
    --------------------------------------      ------------------------------
 Print Name:  Robert C. Hood                 Print Name:  Jennifer Bailey
            ------------------------------              ----------------------
 Title:  EVP-CAO/CFO                         Title:  VP of Electronic Mktg.
       -----------------------------------         ---------------------------
 Date:  3-21-97                              Date:  3/21/97
      ------------------------------------        ----------------------------

 Premier Provider Address:                   Netscape Address:
                                             501 East Middlefield Road
 -----------------------------------------
                                             Mountain View, California  94043
 -----------------------------------------
                                             USA
 -----------------------------------------

 Attention:                                  Attention:  General Counsel
           -------------------------------
 Facsimile:                                  Facsimile:
           -------------------------------             -----------------------
 Email:                                      Email:
       -----------------------------------         ---------------------------

Attached Exhibits:

          Exhibit A:  Specifications of the Page

          Exhibit B:  Usage Reports

          Exhibit C:  Form of Sponsorship Agreement

          Exhibit D:  Mutual Confidential Disclosure Agreement

          Exhibit E:  Schedule of Planned Updates

          Exhibit F:  Description of Expert-Expert Product Support

                                   EXHIBIT A

                           SPECIFICATIONS OF THE PAGE

Site Samples are available exclusively to Premier and "Marquee" Providers. As of May 1, 1997, Net Search will support Netscape Navigator versions 2 and 3 (both Macintosh and PC platforms), and Microsoft Internet Explorer 3.0 (PC only). (See Net Search Sampler Test Specification, External for complete list). All other browsers will be routed to a simple version of the page which encourages users to download a more current version of Netscape's browser. Netscape will spend up to one hour of engineering time per sampler per month to integrate the Site Samplers into the Net Search page if available. If more engineering or QA time than is available becomes necessary to fix bugs discovered, or if the necessary changes to fix any bugs include changes to the appearance of the sampler, the Site Sampler will be returned for revision. The specifications are as follows:

- Size. All Premier Provider materials should be exactly 468 by 165 pixels. Design Site Samplers that include text and interactive forms for a default font size of 12 points. (Be aware, however, that text and forms may resize on your audience's browsers as they change their default font sizes.) Keep in mind that the [FONT SIZE=] tag is not implemented in early versions of web browsers.

         Site Samplers will be measured by taking a screen shot on a system configured as follows: A PC running Windows '95, with the settings configured for small fonts, and an NEC MutliSync XV17+(17 inch) monitor. The screen shot will be taken of Netscape Navigator Gold version 3.1, with the Proportional Font set at 12pt Times New Roman, and the Fixed Font set at 10pt Courier New. The measurement will be taken in Paintbrush. Netscape will provide "measurement services", if needed, for companies that don't have the specified platform configuration.

- HTML Quirks. We have found a less-than-obvious quirks which cause some browsers to crash, which we thought would be helpful to pass on:

         1. [FORM] tags must follow IMMEDIATELY AFTER your sampler's first [TABLE] tag. Any variation of this whatsoever will cause a significant number of users to crash.

         2. Any empty [TD] tags should be separated by carriage return. HTML should read as follows:

                 [TD]

                 [/TD]

                 as opposed to

                 [TD][/TD]

         3. If text appears without any spacing between words (for instance, in a sentence as opposed to in a table), any text that falls closer than 50 pixels to the edge of the Site Sampler should be tested on a Unix machine. Often, this text will be cut off on that platform.

         4. Interleaving HTML tags will cause several browsers to crash. Tags should be ordered as follows:

         5.      [H3][FONT COLOR="#000055"]Text here[/FONT][/H3] as opposed to

         6.      [H3][FONT COLOR="#000055"]Text here[/H3][/FONT]

- Tables. In order to maintain the robustness of the page, please do not include any more than one nested table, for a total of two tables per sampler. Any more than one nested table will cause crashes for a significant number of users. One simple table is ideal, as even one nested table may cause some implementation problems when integrated with the Net Search page. If you are nesting a table, please test carefully.

- Image maps. Only a client-side image map is necessary, since browsers which don't support client-side maps will not be directed to the main Net Search page.

- File sizes. To keep the user's load time low, we request that Premier Provider files not exceed 20K unless cleared by the Destinations production manager at destinationsprod@netscape.com.

- Animated GIF's. Due to the large number of users whose browsers do not support animated GIFs, and their typically large file size, we are not implementing animated GIFs at this time.

- JavaScript. JavaScript tends to cause older browsers to behave unpredictably and in many cases crash, and there is delicate technology in place to implement the Site Sampler functionality. As a result, the implementation of JavaScript in Site Samplers is not an option at this time.

- Delivery. Content providers should email files to Netscape at destinationsprod@netscape.com. If you are providing multiple files, you should place them in a folder labeled with the content provider's name. For the best possible results, deliver Site Samplers that are already integrated into a copy of the Net Search page.

-        Filenames.  It is important that filenames be in the following format:
         search_providername.fmt (for example, search-yoohoo.gif, search_yoohoo.htm). If there are two or more files of a certain format, filenames should be in the following format:
         search_providername#.fmt (for example, search_yoohoo1.gif, search_yoohoo2.gif). When you update your Site Sampler, continue to increment the number to help avoid caching issues.

- Format. All content providers need to provide HTML files that include the layout for their materials. All HTML should be uppercase. Please include the TARGET="_top" attribute in all HREF tags. Height and width tags need to be specified for all images. Graphics files should be in GIF format; all other formats should be cleared with the Destinations production manager at destinationsprod@netscape.com

- Graphics. By limiting the number of individual graphics (server calls) in your Site Sampler, you will improve overall page performance and allow the page to load more quickly. Cropping as close as possible to the image, leaving no white space around them, will also allow the page to load more quickly. To minimize dithering and insure that the users across all platforms see what you expect them to see, we recommend use of the Netscape Color Palette.


[Screen print of Net Search page]


[Screen prints of Netscape: *MyNetsearch windows]


[Netscape Destinations page screenprint]

                                   EXHIBIT B

                                 USAGE REPORTS

              Sample report provided by Premier Provider to Netscape each month.

For the week of: 5/1/97 - 5/8/97



                                NSCP       4.x -    5%              NSCP Total -     75%
                                           3.x -   40%              MSIE Total -     18%
                                           2.x -    5%              AOL Total -       6%
                                           1.x -    2%              Other             1%
                                Total, basic -     52%

                                NSCP Gold 3.x       25%             MSTE      4.x -   5%
                                Total, Gold -       25%                       3.x -  65%
                                                                              2.x -  25%
                                                                              1.x -   5%
                                                                    Total MSTE -    100%
                                NSCP Int'l    4.x -   2%
                                              3.x -  18%
                                              2.x -   3%
                                              1.x -   0%
                                Total, Int'l - 23%
                                Total All  - 100%


Number of Exposures resulting from Disabling Devices: __________________

Premier Provider shall also provide Netscape with I/Pro audits, the top 100 search terms and the number of searches on each term.

              Sample report provided by Netscape to Premier Provider each month.

For the month of May, 1997



                        (1)                  (2)                  (3)                 (4)                  (5)

                      Rotated               Default            Total First             User                Total
                     Exposures             Exposures            Exposures            Selected            Exposures

                                                                  (1 + 2)                                  (3 + 4)
 May 1                 1M                    200K                  1.2M                400K                1.6M
 May 2                 1.1M                  210K                  1.31M               500K                1.81M
 May 3                 1.2M                  220K                  1.42M               600K                2.02M
 May 31                1.8M                  280K                  2.08M               800K                3.08M
 Total


A running total of the Exposures will also be included.

                                   EXHIBIT C

                         FORM OF SPONSORSHIP AGREEMENT

                      NETSCAPE COMMUNICATIONS CORPORATION

                       SPONSORSHIP AGREEMENT (VERSION 3)

            COVER SHEET AND INSERTION ORDER FOR ADVERTISING PROGRAM


---------------------------------------------------------------------------------------------------------------
  Legal name of Sponsor   . . . . . . . . . . . . . . .   Sponsor's Agency  . . . . . . . . . . . . . . . . . .
  Address of Principal Place of Business                  Agency Name   . . . . . . . . . . . . . . . . . . . .

  . . . . . . . . . . . . . . . . . . . . . . . . . . .   Agency Address  . . . . . . . . . . . . . . . . . . .
  City                 State              Zip   . . . .   City                 State              Zip   . . . .
       --------------        -----------                       --------------        -----------
  Phone                       Fax   . . . . . . . . . .   Phone                        Fax  . . . . . . . . . .
        -------------------                                     --------------------
  E-mail  . . . . . . . . . . . .                         E-mail  . . . . . . . . . . . .
  If Sponsor is not a corporation, please specify form    (Please use Business Contact's information for this
  of organization   . . . . . . . . . . . . . . . . . .   portion of the document.)
  Place of organization   . . . . . . . . . . . . . . .
---------------------------------------------------------------------------------------------------------------


IMPORTANT NOTICE:  SUBJECT TO NETSCAPE'S ACCEPTANCE, THIS NETSCAPE COMMUNICATIONS CORPORATION SPONSORSHIP AGREEMENT, OF WHICH
THIS PAGE IS A COVER SHEET, ALLOWS YOU TO PURCHASE ADVERTISING SERVICES FROM NETSCAPE IN THE FORM AND AT THE PRICING SET FORTH
IN THE RATE CARD AND ADVERTISING PROGRAM, AS DEFINED HEREIN.  YOU MUST PROVIDE TO NETSCAPE ADVERTISEMENT CONTENT AND OTHER
INFORMATION WHICH CONFORMS TO THE SPECIFICATIONS OF THE RATE CARD.  CAREFULLY REVIEW THE REST OF THIS AGREEMENT FOR OTHER
IMPORTANT TERMS.  FAILURE TO COMPLY WITH THIS AGREEMENT MAY RESULT IN TERMINATION.

                 SCHEDULING                                               PRICING
                 ----------                                               -------
                 Ad Package: . . . . . . . . . . . . . . . . . . . . .    Net Amount Before Discounts:  . . . . . . . . . . . .
                 Start Date: . . . . . . . . . . . . . . . . . . . . .    Discounts (Check all that apply):

                 End Date: . . . . . . . . . . . . . . . . . . . . . .      Netscape Now (10%)                             [ ]

                 Check One:                                                 Frequency (10%)                                [ ]

                    Paid [ ]         Barter [ ]      Makegood [ ]           Other (specify type, %_________________)       [ ]

                                                                          Net Amount Due: . . . . . . . . . . . . . . . . . . .
                 BILLING
                 -------

                 Check One:                                               Bill to (Sponsor or Agency):  . . . . . . . . . . . .

                    PO # included (write here __________)         [ ]     Acct. Payable Name: . . . . . . . . . . . . . . . . .

                    PO Exemption Form attached                    [ ]     Acct. Payable Phone:  . . . . . . . . . . . . . . . .


                 Payment:
                         -----    -----    -----     -----    -----     -----     -----    -----   -----     -----   -----   -----
                         Jan $    Feb $    Mar $     Apr $    May $     Jun $     Jul $    Aug $   Sep $     Oct $   Nov $   Dec $

                 PRODUCTION
                 ----------
                 URL linked to:  http//  . . . . . . . . . . . . . . .    (Is it tested?)    Y     N
                 Banner:               New or Existing                    (Is it tested?)    Y     N
                 Delivered by:         Agency or Advertiser               Production Name:  . . . . . . . . . . . . . . . . . .
                 GIF delivered by (what method): . . . . . . . . . .      Production Phone: . . . . . . . . . . . . . . . . . .
                 Notes:


SPONSOR:                                                  NETSCAPE COMMUNICATIONS CORPORATION
        ------------------------------
By:                                                      By:
        ------------------------------                          ------------------------------
Name:                                                    Name:
        ------------------------------                          ------------------------------
Title:                                                   Title:
        ------------------------------                          ------------------------------
Date:                                                    Date of Acceptance:
        ------------------------------                                       -----------------

Sponsor Contact:
                ----------------------
Phone:
        ------------------------------
Fax:                                                            E-mail:
        ------------------------------                          ------------------------------

                      NETSCAPE COMMUNICATIONS CORPORATION

                       SPONSORSHIP AGREEMENT (VERSION 3)

This Sponsorship Agreement ("Agreement") is entered into by and between Netscape Communications Corporation, a Delaware corporation ("Netscape"), with principal offices at 501 East Middlefield Road, Mountain View, California 94043 and the organization ("Sponsor") listed and identified on the cover sheet to this Agreement ("Cover Sheet") as of the date of acceptance by Netscape ("Effective Date") listed on the Cover Sheet.

WHEREAS, Netscape is engaged in the business of providing Internet products and services, including advertising services; and

WHEREAS, Sponsor desires to purchase advertising services from Netscape as specified in this Agreement;

NOW, THEREFORE, the parties agree to the following terms and conditions:

1.       Definitions.

(a) "Advertisement" means the graphic (GIF) file, or file of such other format as Netscape may designate from time to time, supplied by Sponsor to be published by Netscape on Netscape's U.S. English-language Web Site and which may contain a link to Sponsor's web site or to a web site specified by Sponsor.

(b) "Advertising Program" means a Sponsor's particular selection and purchase of advertising space and services for publication of its Advertisements on Netscape's U.S. English-language Web Site, a copy of which Advertising Program is included on the Cover Sheet.

(c) "Netscape's U.S. English-language Web Site" means a collection of U.S. English-language HTML documents accessible by the public via the Internet at the Universal Resource Locator ("URL") http://www/netscape.com, or such other URL as may be designated from time to time in writing by Netscape.

(d) "Rate Card" means the information regarding Netscape advertising services, rates, and technical requirements for Sponsor Submissions for publication on Netscape's U.S. English-language Web Site, a copy of which Rate Card is attached hereto.

(e) "Sponsor Submission" means all information and items necessary for Netscape's publication of Sponsor's Advertisements, including initial Advertising Program information, Advertisements, changes and updates to Advertisements, and replacement or new Advertisements.

(f) "Usage Statistics" means a set of numbers compiled by Netscape regarding Netscape User access to a Sponsor's Advertisement and reported on a periodic basis to Sponsor, for Sponsor's internal business purposes.

(g) "User" means any individual or client who accesses Netscape's U.S. English-language Web Site.

2.       Netscape Services.

(a) Advertising Services. Netscape will publish Sponsor's Advertisements on Netscape's U.S. English-language Web Site according to the level of service selected from the Rate Card and as specified in the Advertising Program. Sponsor shall retain all right, title and interest in and to its Advertisements (including the copyright ownership thereof), and Sponsor hereby grants Netscape a royalty-free worldwide license, without payment or other charge therefor, to use, display, perform, reproduce and distribute the Advertisements, and such other licenses with respect to the Advertisements necessary to fulfill the intention of this Agreement.

(b) Reports. Netscape will deliver Usage Statistics to Sponsor on a monthly basis with respect to each of Sponsor's Advertisements.

(c) No Warranty. NETSCAPE WILL PROVIDE REPORTS (INCLUDING USAGE STATISTICS) ONLY AS A COURTESY TO SPONSOR. NETSCAPE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING, WITHOUT LIMITATION, ADVERTISING AND OTHER SERVICES AND ANY REPORTS PROVIDED HEREUNDER OR THEIR ACCURACY, AND EXPRESSLY DISCLAIMS THE WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR ANY PARTICULAR PURPOSE.

3.       Sponsor Submissions.

(a) Submission Deadline. Netscape must receive all Sponsor Submissions at least five (5) business days prior to the scheduled date of publication for each relevant Advertisement ("Submission Deadline").

(b) Late Sponsor Submissions. In the event that Netscape does not receive a Sponsor Submission prior to the applicable Submission Deadline, Netscape may publish in substitution any prior Advertisement submitted by Sponsor until such time as Netscape can reasonably begin publication of the Advertisement requested in the Sponsor Submission. If no such prior Advertisement is available, Netscape may publish in substitution any material it deems appropriate, in its sole discretion, until such time as Netscape can reasonably begin publication of the Advertisement requested in the Sponsor Submission.

(c) Changes and Cancellations. All changes to and/or cancellations of Sponsor Submissions must be made in writing, with an e-mail copy sent to admgr@netscape.com, and received by Netscape prior to the Submission Deadline.

(d) Rejections. Netscape may, in its complete discretion, refuse at any time for any reason to accept any Sponsor Submission and/or to publish any Advertisement.

4.       Sponsor Warranty and Indemnification.

(a)      Sponsor Warranty.  Sponsor hereby represents and warrants to Netscape:

                 i. No Infringement. Sponsor's Advertisements do not now, and will not violate any criminal laws or any rights of any third parties, including, but not limited to, infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity.

                 ii. No Objectionable Content. Sponsor's Advertisements do not now, and will not, include any material that is: unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically or otherwise objectionable, including, without limitation, any material that encourages conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state, national or international law.

         (b) Indemnification. Sponsor shall indemnify and hold Netscape, its officers agents, directors, employees and distributors harmless from and against all actions, claims, damages, costs and expenses (including attorney's fees) arising out of or with respect to: (i) any breach of the foregoing warranties; or (ii) any other third party claim in connection with Sponsor's Advertisements.

5.       SPONSORSHIP PAYMENTS.

Sponsor shall pay Netscape according to the prices and terms listed in the Rate Card.

6.       CONFIDENTIALITY.

         (a) Defined. "Confidential Information" will mean: (i) Advertisements, prior to publication, (ii) the Usage Statistics, which shall be considered Netscape's Confidential Information, and (iii) any information designated in writing by the disclosing party as "confidential" or "proprietary."

         (b) Obligations. During the term of this Agreement and for a period of three years thereafter, neither party will use or disclose any Confidential Information of the other party except as specifically contemplated herein. The foregoing restrictions will not apply to information that (i) has been independently developed by the receiving party, (ii) has become publicly known through no wrongful act of the receiving party, (iii) has been rightfully received from a third party authorized to make such disclosure, (iv) has been approved for release by the disclosing party in writing, or (v) is required to be disclosed by a competent legal tribunal.

7.       LIMITATION ON DAMAGES.

         (a) Limitation. IN NO EVENT WILL NETSCAPE BE LIABLE TO SPONSOR FOR ANY LOST PROFITS, LOST DATA, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR ANY FORM OF SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND (WHETHER OR NOT FORESEEABLE), WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, EVEN IF NETSCAPE IS INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. NETSCAPE'S TOTAL LIABILITY UNDER THIS AGREEMENT IS LIMITED TO THE PAYMENTS RECEIVED BY NETSCAPE FROM SPONSOR HEREUNDER.

         (b) Failure of Essential Purpose. The parties have agreed that the limitations and exclusions of liability specified in this Agreement will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

         (c) Basis of the Bargain. Sponsor acknowledges that Netscape has set its rates and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties.

8.       TERM AND TERMINATION.

         (a) Term. The term of this Agreement commences on the Effective Date and, unless earlier terminated in accordance with this Section 8, will continue in effect for the period specified in the Advertising Program. This Agreement may be renewed for additional periods upon the written agreement of the parties at least ninety (90) days prior to the expiration date; provided, however, that the advertising rates set for this Agreement in the Rate Card hereto shall not apply to any renewal period and must be separately agreed to by both of the parties.

         (b) Termination. In the event of a breach by Sponsor of any of its obligations hereunder, Netscape may terminate this Agreement immediately upon written notice to Sponsor. Either party may terminate this Agreement for convenience, with or without cause, upon thirty (30) days written notice to the other party.

         (c)     Effect of Termination.

         i. Payment Obligations. If this Agreement is terminated by Sponsor, or is terminated by Netscape because of a breach by Sponsor, Sponsor shall remain liable for the value of the payments which are due or, but for the breach, would otherwise become due and payable under the terms of this Agreement.

         ii. Survival. The following provisions will survive the expiration or termination of this Agreement for any reason:
                 Section 1 (Definitions), Section 2(c) (No Warranty), Section 4(b) (Indemnification), Section 6 (Confidentiality), Section 7 (Limitation on Damages), Section 8(c) (Effect of Termination), and Section 9 (General).

         iii. Return of Materials. Upon expiration or termination of this Agreement for any reason, Sponsor will promptly and at the direction of Netscape either destroy, or return to Netscape, and will not take or use, all items of any nature that belong to Netscape or its Sponsors or other customers and all records (in any form, format, or medium) containing or relating to Confidential Information.

9.       GENERAL.

         (a) Assignment. Sponsor may not assign this Agreement in whole or in part, by operation of law or otherwise, without Netscape's written consent, and any attempted assignment of this Agreement without such consent will be null and void.

         (b) Governing Law. The validity, construction and performance of this Agreement, and the legal relations between the parties to this Agreement, will be governed by and construed in accordance with the laws of the State of California, excluding that body of law applicable to conflicts of law. The Superior Court of Santa Clara County and/or the Untied States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction.

         (c) Force Majeure. Except for the obligation to pay money, neither party will be liable to the other party for any failure or delay in performance caused by reasons beyond such party's reasonable control, and such failure or delay will not constitute a breach of this Agreement.

         (d) Notices. Any notices under this Agreement will be sent by confirmed facsimile, nationally-recognized express delivery service, or certified or registered mail, return receipt requested, to the address specified below or such other address as the party specifies in writing. Notice by confirmed facsimile or express delivery service will be deemed received and effective upon delivery. Notice by certified or registered mail will be deemed received and effective five (5) days after dispatch.

         (e) Waiver. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

         (f) Severability. If one or more of the provisions contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable statute or rule of law, then such provision will be considered inoperable to the extent of such invalidity, illegality or unenforceability, and the remainder of this Agreement will continue in full force and effect. The parties hereto agree to replace any such invalid, illegal or unenforceable provision with a new provision that has the most nearly similar permissible economic and legal effect.

         (g) Entire Agreement. This Agreement, including the Rate Card and Advertising Program, is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and verbal) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

10.      AUTHORIZED SIGNATURES.

In order to bind the parties to this Agreement, their duly authorized representatives have executed the Cover Sheet to this Agreement.

                             RATE CARD (VERSION 3)

                                   [ATTACHED]

                     NETSCAPE BANNER ADVERTISING RATE CARD

For millions of users, the Netscape Web site is the starting point of their travels through the Internet.

For advertisers in this new media environment, advertising at Netscape is as easy as it is rewarding. Netscape is the premier foundation buy, with proven success at continual improvements of programs and customer service. As a result it leads Jupiter's list of top Web site revenues quarter after quarter. With Netscape advertising you can:



- cover the largest Internet audience of any Web site (according to our I/Prom Audit for the first week of October 1996),

-        reach experienced users as well as tap into the flood of new users,

- affect brand opinions and deliver brand messages quickly and concisely,

-        match your advertising to Netscape's content,

-        fulfill interactive marketing objectives, and

-        link promotions to entire sales messages.

As the central resource, Netscape provides advertisers with the flexibility to reach the audience in mass or within a targeted and segmented context. The audience includes heavy users and core developers who come to explore the latest happenings available from Netscape and its community. What's more, Netscape introduces thousands of "newbies" to the Web every day.

Although some consider the Internet to be uncharted territory, with unknown values and uncertain benefits, Netscape provides advertisers with solutions they need for market coverage and provides a means of reaching consumers who are engaged on the Internet now. There is no better place to reach the Internet market.

All banner advertising programs include a banner linked directly to the advertiser's Web site. All are offered on a monthly basis. In each program, banners rotate at least once every ten minutes. And now, Netscape offers the opportunity to secure one specific page to match your advertisement.

The following details will guide you through the evaluation and purchase process. Select the information you need and get answers to your questions.

For additional information, please see Frequently Asked Questions or contact Netscape's advertising representative.


                                  GROSS RATES

----------------------------------------------------------------------------------------------------------------
                 Banner       Volume 125K   Volume 250K   Volume 375K   Volume 750K   Ad Rotation   Available
                 Size         per Week      per week      per week      per week      (number of    as a Custom
  Program        (Pixels)     (CPM)         (CPM)         (CPM)         (CPM)         pages)        Program
----------------------------------------------------------------------------------------------------------------
  Home Page      234x60       N/A           N/A           N/A           contact for   pending (1    yes
  Banner                                                                price         page)
----------------------------------------------------------------------------------------------------------------
  Home Page      234x60       N/A           N/A           N/A           contact for   pending (1    yes
  Sponsor        (text and                                              price         page)
                 GIF)
----------------------------------------------------------------------------------------------------------------
  Net Search     468x60       $24           $23           $22           $20           yes (21       yes
                                                                                      pages)
----------------------------------------------------------------------------------------------------------------
  People         468x60       $28           $27           $26           $24           yes (10       yes
                                                                                      pages)
----------------------------------------------------------------------------------------------------------------
  What's New     468x60       $40           $39           $38           $36           yes (1        no
                                                                                      page)
----------------------------------------------------------------------------------------------------------------
  What's Cool    468x60       $40           $39           $38           $36           yes (1        no
                                                                                      page)
----------------------------------------------------------------------------------------------------------------
  Technical      468x60       $35           $34           $33           $31           yes (24       yes (many
                                                                                      pages)        pages
                                                                                                    available)
----------------------------------------------------------------------------------------------------------------
  Destinations   468x60       $30           $29           $28           $26           yes (105      yes (many
                                                                                      pages)        pages
                                                                                                    available)
----------------------------------------------------------------------------------------------------------------


Notes: All prices are gross; K per week refers to 1000 impressions per week; CPM refers to cost per 1000 impressions; N/A means not available.

To request more information, please complete the inquiry form.

Netscape also provides advertising to reach international customers. For information, please link to our International Advertising Program page.


CUSTOM PROGRAMS

Custom programs are available as 468-by-60 pixel banners only with volume buys of 750K per week.

- Select a page. Purchase a single page (or group of pages) for your specific needs.

- Contact a sales rep. Your advertising representative can answer questions for you about traffic for the page, availability, and cost. Some pages can be partially reserved, including Net Search and all top-category Destinations pages.

- Requirements. Netscape needs four weeks notice in order to create a custom page for you.

- Term. Minimum, 13 weeks; maximum, 26 weeks. All other discounts still apply

-        Minimum Payment.  $7500 for a 13-week commitment.

- CPM. The CPM will be 20-percent higher than the CPM of the program from which the pages were removed.

DISCOUNTS AND PREMIUMS


- One-week test premium (10%). One weekly test available per advertiser per quarter. (This is for advertisers who make a one-week commitment with one ad.)

- Agency discount (15%). Agency must be a recognized or in-house agency. Agency commission paid on net after all applicable discounts.

- Netscape Now discount (10%). Advertiser must provide proof (screen shot) of Netscape Now button placement on advertiser's home page to earn discount. Screen shot must be provided at the time the contract is signed. Netscape Now button must remain on page for duration of contract.

- High-volume discount (10%). An extra 10 percent discount is available for advertisers who purchase at least 1 million impression per week. The CPM rate is calculated based on 10 percent off the 750K-per-week rate for your program.

- Frequency discounts. Available based on current contract term length only.


  1 to 12 weeks         13 to 25 weeks         26 to 38 weeks        39 to 51 weeks         52 weeks and more
  no discount           5% off                 10% off               15% off                20% off

All discounts and premiums are multiplicative, not additive. (Example, Two 10 percent discounts off $100 would be 100 x .9 x .9, or $81; not 100-20% or $80.)


TERMS OF PAYMENT


- Insertion orders. An insertion order (contract) must be filled out completely, signed and delivered before the materials due date. Reservations will not be held without a signed insertion letter.

- Purchase order numbers. Are required on every insertion order (Netscape's form), in lieu of a signed agency insertion order.

- Invoicing and billing. Sponsors will be invoiced by the first day of the contract period for the first four weeks. Each month thereafter, sponsors will be invoiced an additional four weeks. Where applicable, in the third, sixth, ninth and twelfth months, sponsors will be billed for five weeks rather than four.

-        Payment.  Due net 30 days from the date of invoice receipt.

- Screen shot. A screen shot may be obtained by contacting your advertising representative.

- Cancellations. Netscape requires written notice ten business days in advance. Netscape reserves the right to charge a 2 percent short rate on all remaining undelivered advertising costs and to reverse any unmet frequency discount.




                            TECHNICAL SPECIFICATIONS

BANNER AND SUBMISSION PROCESS

Materials due dates are each Wednesday by 5 p.m. PST prior to the start date and must adhere to the technical specifications below. Start dates occur each Wednesday. In the event of a holiday, the materials due date is the prior business day. End dates occur each Tuesday. Holidays do not affect end dates.



-        Contact Netscape's advertising representative for availability.

-        Send the following materials by Wednesday 5 p.m. PST.

- Mail the signed contract, insertion order, and home page screen shot (if seeking the Netscape Now discount) to your advertising representative.

- Email GIF as attachment to adprod@netscape.com. Please, no compression. See technical specifications.

- In the same email attachment as GIF image, send entire URL following the syntax http://server.domain.com/file.type. URL must be live by materials due date.

- Late submissions will be held until the following start date. You will be notified by your advertising representative.





----------------------------------------------------------------------------------------------------------------
                              All Banner Programs         Home Page Banner            Home Page Text Plus GIF
                              Except Home Page
----------------------------------------------------------------------------------------------------------------
  Production Due to           Wednesday 5 p.m. PST        Wednesday 5 pm. PST at      Wednesday 5 p.m. PST at
  admgr@netscape.com          prior to the following      least one week before       least one week before
                              Wednesday start date        start date; late            start date; late
                                                          submissions must be         submissions must be
                                                          rescheduled                 rescheduled.
----------------------------------------------------------------------------------------------------------------
  Advertisement Run Length    Wednesday to Tuesday        one day (weekends and       one day (weekends and
                                                          holidays included in        holidays included in
                                                          prior business day)         prior business day)
----------------------------------------------------------------------------------------------------------------
  Images                      resolution, 72 dpi;         resolution, 72 dpi;         resolution, 72 dpi;
                              maximum file size, 10K;     maximum file size, 4K;      maximum file size, 1K;
                              image size, 468x60 pixels   image size, 234x60          image size, 44x31
----------------------------------------------------------------------------------------------------------------
  MAP Files                   not accepted                not accepted                not accepted
----------------------------------------------------------------------------------------------------------------
  Animated Banner Ads         GIF only; must be           not accepted                not accepted
                              accompanied by a non-
                              animated GIF to be
                              considered; loop must
                              stop after 4 seconds
----------------------------------------------------------------------------------------------------------------
  Naming Convention           sponsor_program_banner_ad   same as banner programs     same as banner programs
                              .gif 7 letters maximum                                  for GIFs; text should be
                              for sponsor and banner,                                 sent in email message
                              for program designate the
                              program you want example:
                              netscap_technical_genstor
                              _ad.gif
----------------------------------------------------------------------------------------------------------------
  Alternate Text for Images   10 words maximum            10 words maximum            4 words maximum
----------------------------------------------------------------------------------------------------------------
  Ad Copy                     none                        none                        25 words maximum; one
                                                                                      text link; link URL must
                                                                                      be provided with text and
                                                                                      image; Netscape reserves
                                                                                      the right to edit the
                                                                                      materials to meet
                                                                                      corporate guidelines
----------------------------------------------------------------------------------------------------------------



Pricing, programs, discounts, and premiums, as well as technical and delivery requirements are subject to change at any time without notice.

                                   EXHIBIT D



                    MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

                                   EXHIBIT D



                    MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT





         WHEREAS, Netscape Communications Corporation ("Netscape") has developed unique and proprietary computer programs; and

         WHEREAS, ___________________________________ ("Company") and Netscape
wish to discuss a proposed business relationship between Netscape and Company.

         NOW, THEREFORE:

         Each party (the "Receiving Party") understands that the other party (the "Disclosing Party") has disclosed or may disclose information (including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information) which, to the extent previously, presently, or subsequently disclosed to the Receiving Party is hereinafter referred to as "Proprietary Information" of the Disclosing Party. All Proprietary Information disclosed in tangible form by the Disclosing Party shall be marked "confidential" or "proprietary" and all Proprietary Information disclosed orally or otherwise in intangible form by the Disclosing Party shall be designated as confidential or proprietary at the time of disclosure and shall be reduced to a writing marked "confidential" or "proprietary" and delivered to the Receiving Party within thirty (30) days following the date of disclosure.

         In consideration of the parties' discussions and any access the Receiving Party may have to Proprietary Information of the Disclosing Party, the Receiving Party hereby agrees as follows:

         1. The Receiving Party agrees (i) to hold the Disclosing Party's Proprietary Information in confidence and to take all necessary precautions to protect such Proprietary Information, (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person, (iii) not to make any use whatsoever at any time of such Proprietary Information except to evaluate internally whether to enter into the currently contemplated business relationship with the Disclosing Party, (iv) not to remove or export any such Proprietary Information from the country of the Disclosing Party, and
(v) not to copy or reverse engineer, reverse compile or attempt to derive the composition or underlying information of any such Proprietary Information. The Receiving Party shall limit the use of and access to the Disclosing Party's Proprietary Information to the Receiving Party's employees who need to know such Proprietary Information for the purpose of such internal evaluation and shall cause such employees to comply with the obligations set forth herein.
The Receiving Party shall treat the Proprietary Information with at least the same degree of care and protection as it would use with respect to its own proprietary information. The foregoing obligations shall survive for a period of three (3) years from the date of disclosure of the Proprietary Information. Without granting any right or license, the Disclosing Party agrees that the foregoing shall not apply with respect to information that (i) is in the public domain and is available at the time of disclosure or which thereafter enters the public domain and is available, through no improper action or inaction by the Receiving Party or any affiliate, agent or employee of the Receiving Party, or (ii) was in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party, or (iii) was rightfully disclosed to the Receiving Party by another person without restriction, or (iv) is independently developed by the Receiving Party without access to such Proprietary Information, or (v) is required to be disclosed pursuant to any statutory or regulatory authority provided the Disclosing Party is given prompt notice of such requirement and the scope of such disclosure is limited to the extent possible, or (vi) is required to be disclosed by a court order, provided the Disclosing Party is given prompt notice of such order and provided the opportunity to contest it.

         2. Immediately upon (i) the decision by either party not to enter into a business relationship, or (ii) a request by the Disclosing Party at any time, the Receiving Party will turn over to the Disclosing Party all Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof. The parties understand that nothing herein (i) requires the disclosure of any Proprietary Information, which shall be disclosed, if at all, solely at the option of the Disclosing Party, or (ii) requires either party to proceed with any proposed transaction or relationship in connection with which Proprietary Information may be disclosed.

         3. Except to the extent required by law, neither party shall disclose the existence or subject matter of the negotiations or business relationship contemplated by this Agreement.

         4. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Proprietary Information, there may be no adequate remedy at law for any breach of its obligations. The Receiving Party further acknowledged that any such breach may allow the Receiving party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party and, therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it may have at law. The Receiving party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach.

         5. Neither party acquires any intellectual property rights under this Agreement or through any disclosure hereunder, except the limited right to use such Proprietary Information in accordance with this Agreement. No warranties of any kind are given with respect to the Proprietary Information disclosed under this Agreement or any use thereof, except as may be otherwise agreed to in writing.

         6. This Agreement supersedes all prior discussions and writings with respect to the subject matter hereof, and constitutes the entire agreement between the parties with respect to the subject matter hereof. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of each party and no failure or delay in enforcing any right will be deemed a waiver. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions hereof shall remain in full force and effect. This Agreement shall be governed by the laws of the State of California without regard to conflicts of laws provisions thereof and each party submits to the jurisdiction and venue of any California State or federal courts generally serving the Santa Clara county area with respect to the subject matter of this Agreement.



NETSCAPE COMMUNICATIONS                           . . . . . . . . . . . . . .
CORPORATION                                                   (Company)





By:   . . . . . . . . . . . . . . .          By:   . . . . . . . . . . . . . .


Address:                                     Address:
         501 East Middlefield Road
         Mountain View, California 94303


Date:   . . . . . . . . . .                        Date:   . . . . . . . . . .

                                   EXHIBIT E





                          SCHEDULE OF PLANNED UPDATES





Calendar: The following is the schedule for submitting materials for the Net Search program during the first two months of the Premier Period.



-----------------------------------------------------------------------------------------------------------------
  Final materials due:                                              Net Search Page goes live:
-----------------------------------------------------------------------------------------------------------------
  May 6, 1997                                                       May 12, 1997
-----------------------------------------------------------------------------------------------------------------
  May 13, 1997                                                      May 19, 1997
-----------------------------------------------------------------------------------------------------------------
  May 19, 1997 (please note this is a Monday)                       May 22, 1997
-----------------------------------------------------------------------------------------------------------------
  May 27, 1997 (please note the 26th is a holiday)                  June 2, 1997
-----------------------------------------------------------------------------------------------------------------
  June 3, 1997                                                      June 9, 1997
-----------------------------------------------------------------------------------------------------------------
  June 10, 1997                                                     June 16, 1997
-----------------------------------------------------------------------------------------------------------------
  June 17, 1997                                                     June 23, 1997
-----------------------------------------------------------------------------------------------------------------
  June 24, 1997                                                     June 30, 1997
-----------------------------------------------------------------------------------------------------------------

                                   EXHIBIT F





                  DESCRIPTION OF EXPERT-EXPERT PRODUCT SUPPORT





Designed for medium to large organizations

   Web businesses

   Internet service providers

   Large system integrators

   Large resellers



Mission-critical level of support for Netscape customers.

   -     Priority escalation to expert-level technical support engineer

   -     Includes support for complex fault isolation

   - Customers provide front-line (help-desk) support for their installed base

   -     2 authorized customer contacts included

   -     Unlimited incidents

   -     24 x 7 (pager only after hours for PI issues only)

   -     Informational support on selected beta products

   -     Technical support bulletins

   -     Incident closure reports